Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 30, 2023, with respect to the consolidated financial statements of SeaStar Medical Holding Corporation, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ ArmaninoLLP

Bellevue, Washington

March 31, 2023